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                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                            Statement of Income
                     Twelve Months Ended June 30, 1998
                                (Unaudited)
                                                               (In Thousands)
Equity in earnings of subsidiaries                                  $225,942
Interest income - subsidiaries                                         1,687
                                                                    --------
      Total income from subsidiaries                                 227,629
Other income                                                             169
                                                                   ---------
      Total income                                                   227,798

Corporate and fiscal expenses (includes $1,550,000 for cost
 of services billed by an affiliated company)                          5,925
Federal income taxes                                                  (1,844)
                                                                   ---------
      Income before interest                                         223,717
Interest                                                               6,083
                                                                   ---------

      Net income                                                   $ 217,634
                                                                   =========



                      Statement of Retained Earnings


Retained earnings at beginning of period                           $ 904,827
Net income                                                           217,634
Dividends declared on common shares                                 (151,628)
                                                                   ---------
Retained earnings at end of period                                 $ 970,833
                                                                   =========
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                         NEW ENGLAND POWER COMPANY
                            Statement of Income
                     Twelve Months Ended June 30, 1998
                                (Unaudited)
                                                (In Thousands)
Operating revenue, principally from affiliates       $1,603,273
                                                     ----------
Operating expenses:
 Fuel for generation                                    337,933
 Purchased electric energy                              500,916
 Other operation                                        206,688
 Maintenance                                             95,234
 Depreciation and amortization                          113,765
 Taxes, other than income taxes                          67,779
 Income taxes                                            89,523
                                                     ----------
      Total operating expenses                        1,411,838
                                                     ----------
      Operating income                                  191,435

Other income:
 Equity in income of nuclear power companies              5,182
 Other income (expense), net                             (3,482)
                                                     ----------
      Operating and other income                        193,135
                                                     ----------
Interest:
 Interest on long-term debt                              40,421
 Other interest                                          10,399
 Allowance for borrowed funds used during
  construction - credit                                  (1,143)
                                                     ----------
      Total interest                                     49,677
                                                     ----------

      Net income                                     $  143,458
                                                     ==========


                      Statements of Retained Earnings

Retained earnings at beginning of period             $  392,534
Net income                                              143,458
Dividends declared on cumulative preferred stock         (2,075)
Dividends declared on common stock                      (70,949)
                                                     ----------
Retained earnings at end of period                   $  462,968
                                                     ==========




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